Exhibit 10.5
RESTRICTED STOCK AGREEMENT
     AGREEMENT made as of the _______ day of _______ 20___, by and between Castle Brands Inc., a Delaware corporation (the “Company”), and ___________ (the “Employee”).
     WHEREAS, on _________, the Company’s Board of Directors (“Board”), or a committee thereof, approved a grant to the Employee of _______ shares of common stock of the Company, $.01 par value (“Shares”), pursuant to the terms and conditions of the Company’s 2003 Stock Incentive Plan, as amended (“Plan”) and conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and
     WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;
     IT IS AGREED:
     1. Grant of Restricted Shares. The Company hereby issues to the Employee _______ Shares (the “Restricted Shares”) on the terms and conditions set forth herein upon the payment by the Employee of an amount equal to the par value of the Shares ($.01 per share). All of the Restricted Shares shall be subject to the vesting provisions of Section 5 hereof. The Restricted Shares shall be represented by a stock certificate registered in the name of the Employee. The certificate (“Restricted Stock Certificate”) shall bear the legend set forth in Section 4(ix) of this Agreement. The Restricted Share Certificate shall be deposited by the Employee with the Company, together with stock powers endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares represented by such certificate that shall be forfeited or shall not become vested in accordance with the terms of this Agreement. After issuance, the Restricted Shares shall constitute issued and outstanding Shares for all corporate purposes and the Employee shall have the right to vote such Restricted Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of Shares with respect to such Restricted Shares, except that (a) the Employee shall not be entitled to delivery of the Restricted Share Certificate until the Restricted Shares represented by the Restricted Share Certificate vest in accordance with Section 5 below; and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have become vested.
     2. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Shares, the Employee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company. In accordance with Section 9.6 of the Plan, to the extent permitted by the Committee and subject to such terms and conditions provided by the Committee, the Employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to the Restricted Stock satisfied by (i) having the Company withhold Shares otherwise deliverable to the Employee with respect to the Restricted Stock, (ii) delivering to the Company unrestricted Shares, or (iii) through any combination of withheld and delivered Shares, as described in (i) and (ii).
     3. Company Representations. The Company hereby represents and warrants to the Employee that:
     (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and
     (ii) the Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.
     4. Employee Representations. The Employee hereby represents and warrants to the Company that:
     (i) he is acquiring the Shares for his own account and not with a view towards the distribution thereof. He further understands that, although there is a public market for the Shares, there is no assurance that such market will continue;
     (ii) he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended (“Securities Act”), or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Shares for sale under the Securities Act;
     (iii) he understands that the Shares are a speculative investment that involve a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of his investment. He further acknowledges and is aware that there is no assurance as to the future performance of the Company;
     (iv) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. He believes that the investment in the Shares is suitable for him based upon his investment objectives and financial needs, and he has adequate means for providing for his current financial needs and contingencies and has no need for liquidity with respect to his investment in the Company;
     (v) he has not utilized any person as his purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon his own investigation in making a decision to invest in the Company;
     (vi) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense;
     (vii) he has read the Company’s recent filings under the Securities Exchange Act of 1934 and has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of verifying the information included in those filings;
     (viii) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and
     (ix) the certificates evidencing the Shares shall bear the following legend:
“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, dated as of February 11, 2009, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”
     5. Restriction on Transfer of Shares; Vesting. Subject to the restrictions set forth in this Section 5, on ___________, ___________ of the Restricted Shares and the Retained Distributions with respect thereto shall become vested and on _________, _______ of the Restricted Shares and the Retained Distributions with respect thereto shall become vested. After the date that any of the Restricted Shares become vested, upon the request of the Employee, the Company shall promptly instruct its transfer agent to issue and deliver to the Employee a new certificate for the Shares that have vested, which certificate shall not bear the legend set forth in Section 4(ix). If, at any time prior to the vesting of the Restricted Shares in accordance with this Section 5, the Employee’s employment with the Company is terminated for “Cause” (as defined in Employee’s employment agreement with the Company) or by the Employee without “Good Reason” (as defined in Employee’s employment agreement), then the Restricted Shares that have not then vested (and the Retained Distributions with respect thereto) shall be forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Restricted Shares. If the Employee dies, becomes “Disabled” (as defined in Employee’s employment agreement), is terminated by the Company without “Cause” or terminates his employment for “Good Reason,” then all Restricted Shares that have not then vested shall immediately vest. Employee understands that he will be required to abide by all of the Company’s policies in effect, including the Company’s Insider Trading Policy, with respect to the ownership and trading of the Company’s securities.
     6. Miscellaneous.
          6.1. Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Employee at his address set forth below, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
          6.2. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

          6.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Employee and the Company.
          6.4. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
          6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).
          6.6. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
          6.7. Employment. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, the Company (or with any parent, subsidiary or affiliate of the Company) or limit in any way the right of the Company (or of any parent, subsidiary or affiliate of the Company) to terminate the Employee’s employment or other relationship with the Company (or with any parent, subsidiary or affiliate of the Company) at any time, with or without cause.
          6.8. Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.
     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EMPLOYEE:	CASTLE BRANDS INC.

By:

Name:
Title:
Address of Employee:

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